                                                                   Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in this Registration Statement.



                                        Frost & Company

Little Rock, Arkansas
March 29, 1995